Exhibit 5.2

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI TAIWAN BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES	ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

www.duanemorris.com

October 1, 2021

Immunome, Inc.
665 Stockton Drive, Suite 300
Exton, PA, 19341

Re: Immunome, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Immunome, Inc., a Delaware corporation (the “Company”), in connection with the Open Market Sale AgreementSM, dated October 1, 2021 (the “Agreement”), by and between Jefferies LLC, as sales agent, and the Company, pursuant to which the Company may issue and sell up to an aggregate of $75,000,000 of shares of common stock, par value $0.0001 per share (the “Common Stock”). The Common Stock is being offered and sold pursuant to the Company’s shelf registration statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 1, 2021 (the “Registration Statement”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), relating to the issuance and sale of the Common Stock.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”); (ii) the prospectus supplement the form filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”); (iii) the Amended and Restated Certificate of Incorporation of the Company (“Company’s Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company (“Company’s Bylaws”); and (v) records of proceedings of the Board of Directors, or committees thereof. We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Agreement without having independently verified such factual matters.

October 1, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Common Stock has been duly authorized, and when the Common Stock is issued and paid for in accordance with the terms and conditions of the Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Duane Morris LLP

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